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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectuses pertaining to the 1988 Nonqualified Stock Option Plan and the 1989 Non-Employee Directors' Stock Option Plan of Arthur J. Gallagher & Co. of our report dated January 29, 2003 with respect to the consolidated financial statements of Arthur J. Gallagher & Co. and subsidiaries included in its Current Report on Form 8-K dated June 25, 2003 filed with the Securities and Exchange Commission and of our report dated January 29, 2003 with respect to the schedule of Arthur J. Gallagher & Co. and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

                                                /s/  Ernst & Young LLP

                                                -------------------------
                                                      Ernst & Young LLP

Chicago, Illinois
June 26, 2003